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                                                                    Exhibit 99.2

                             [Chempower Letterhead]


                                January 15, 1997




American Eco Corporation
Sub Acquisition Corp.
11011 Jones Road
Houston, Texas  77070
Attention: Michael E. McGinnis
President and CEO


Re: Agreement and Plan of Merger by and among American Eco Corporation, Sub Acquisition Corp., and Chempower, Inc., dated as of September 10, 1996 (the "Merger Agreement")

Gentlemen:

As you are aware, the date upon which the Merger Agreement shall become terminable by either American Eco Corporation ("American Eco") or Chempower, Inc. ("Chempower") in the event that the merger contemplated thereby (the "Merger") has not been consummated is January 31, 1997. In order to enable the shareholders of each of our companies to realize the benefits of this Merger, this letter shall serve to confirm the agreement of American Eco and Chempower to waive certain of the termination rights of each party under the Merger Agreement, for the purposes and subject to the conditions and limitations stated herein. Unless otherwise defined herein, defined terms used herein shall have the meanings ascribed to them in the Merger Agreement.

Specifically, subject to the terms, conditions, and limitation stated herein, American Eco and Chempower each agrees to waive until the date (the "Section 7.01(b)(i) Waiver Expiration Date) that is the later of:

         (i)      February 28, 1997; and

         (ii) the earlier of (A) the date which is two business days after the expiration of the waiting period, or any extensions thereof, applicable to the Merger under the Hart-Scott-Rodino Act and (B) March 31, 1997,


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its right pursuant to Section 7.01(b)(i) to terminate the Merger Agreement for failure of the Effective Time to occur on or before January 31, 1997. Notwithstanding the immediately preceding sentence, the foregoing waiver by Chempower of its termination right under Section 7.01(b)(i) shall nevertheless expire on February 15, 1997 if American Eco does not file its Notification and Report Form under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice by January 27, 1997, and thereafter promptly respond to any written or oral comments or requests for additional information or documenting material by the Federal Trade Commission or the Antitrust Division of the Department of Justice.

Chempower further agrees, subject to the terms, conditions, and limitations stated herein, to waive until February 15, 1997 its rights to terminate the Merger Agreement pursuant to Section 7.01(d)(iv) due to (a) American Eco's failure to provide Chempower with reasonable evidence that alternative Financing had been obtained within thirty (30) days of the date upon which American Eco notified Chempower that it had terminated its financing commitment with Canaccord Capital Corporation (which termination occurred on or about October 18, 1996); and (b) the failure of American Eco, in any event, to obtain Financing by January 15, 1997.

The purpose of this waiver is to provide American Eco with additional time within which to obtain the financing needed to pay the Merger Consideration, and the purchase price (the "Real Property Purchase Price") to be paid pursuant to the Real Property Purchase Agreement, dated September 10, 1996 (the "Real Property Agreement"), between American Eco and Holiday Properties, an Ohio general partnership ("Holiday"), in full in cash at closing, as contemplated respectively by the Merger Agreement and the Real Property Agreement (the "Transaction Financing"). American Eco shall have until February 15, 1997 to obtain either:

         (i)  the Transaction Financing, or

         (ii) alternative financing (including at least $10,000,000 in cash, plus financing for payment of interest on the deferred amounts contemplated by clause (B) below, provided by American Eco, from sources independent of Chempower and not to be secured by any interest in the assets or stock of Chempower), on terms and conditions mutually satisfactory to Chempower, the Principal Shareholders (as hereinafter defined) Holiday, and American Eco, that would provide for:

                  (A) payment of the Merger Consideration in full in cash at closing to shareholders and optionholders of Chempower other than Toomas J. Kukk ("Kukk"), Jonathen P. Kukk ("JPK"), Kristina M. Kukk ("KMK"), Ernest M. Rochester ("EMR"), and Mark L. Rochester ("MLR") (Kukk, EMR, MLR, JPK, and KMK are hereinafter referred to as, collectively, the "Principal Shareholders" and, individually, a "Principal Shareholder");



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                  (B) deferral, for a period of no longer than one year and one day from the effective date of the Merger, of a portion of the Merger Consideration payable to the Principal Shareholders and a portion of the Real Property Purchase Price (such deferred portion to be evidenced by promissory notes of Chempower, guaranteed by, and with monthly payments of interest thereon reimbursed monthly to Chempower by, American
                  Eco), the amount of such Merger Consideration and Real Property Purchase Price to be deferred and the terms and conditions of such deferral, including, without limitation, interest (which shall be payable monthly in arrears and computed at a per annum rate of 7% for the first two months following the consummation of the Merger, 8% for the third and fourth months, 9% for the fifth and sixth months, 10% for the seventh through ninth months, and 11% thereafter, until paid in full), prepayment requirements, operating and financial covenants (including, without limitation, provision for the Board of Directors of Chempower, post-Merger, to consist of a total of three directors, two of whom will be designated by the Principal Shareholders and one of whom will be designated by American Eco, and for the Board of Directors of American Eco, post-Merger, to include one director designated by the Principal Shareholders), and security for the deferred amounts (including, at the election of the Principal Shareholders and Holiday, a pledge of all of the outstanding capital stock of Chempower and a lien on and security interest in all of the assets and properties of Chempower (such pledge and lien and security interest to be prior in interest to all other secured creditors, other than secured creditors providing financing on terms and conditions approved by the Principal Shareholders and Holiday for payment of amounts deferred as contemplated by this clause
                  (B) or paid to the Principal Shareholders or Holiday at closing as contemplated by clause (C) below)), to be mutually satisfactory to the Principal Shareholders, Holiday, and American Eco; and

                  (C) payment in cash at closing to the Principal Shareholders and Holiday, respectively, of the portion of the Merger Consideration and the portion of the Real Property Purchase Price not deferred as contemplated by clause (B) above (such alternative financing is hereinafter referred to as the "Alternative Financing").

In the event that the Transaction Financing or the Alternative Financing has not been secured (including, without limitation, by reason of the failure of the Principal Shareholders, Holiday and American Eco to agree on mutually satisfactory terms and conditions for the Alternative Financing) on or before February 15, 1997 ("secured" for this purpose meaning that the obligation of the provider or providers of the financing to provide the financing is subject to no material unfulfilled condition other than the consummation of the Merger), the Merger Agreement shall again become terminable by Chempower on the same terms and with all of the same effects as if Chempower had never waived its right to terminate the Merger Agreement pursuant to Section 7.01(b)(i) or 7.01(d)(iv), and, in the event that Chempower elects to so terminate the Merger Agreement, in addition to the payment of expenses contemplated by Section 7.03 of the Merger Agreement, American Eco will also pay to



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Chempower a termination fee of $1,000,000 in cash. By entering into this letter agreement, American Eco acknowledges that, without limiting the foregoing sentence, the result shall be that, if the Transaction Financing or the Alternative Financing is not secured on or before February 15, 1997, Chempower shall, from and after February 15, 1997, have the same right to terminate the Merger Agreement and to be reimbursed by American Eco for its actual expenses incurred in connection with the Merger Agreement as it has as of the date hereof (prior to giving effect to this letter), and American Eco acknowledges and agrees that Chempower presently has that right.

Moreover, in any event, if the Effective Time of the Merger has not occurred on or before the Section 7.01(b)(i) Waiver Expiration Date, the Merger Agreement shall again become terminable by either party on the same terms and with all of the same effects as if neither party had waived such termination rights under
Section 7.01 (b)(i) of the Merger Agreement. In addition, whether or not American Eco secures the Transaction Financing or the Additional Financing on or before February 15, 1997, American Eco shall in no event have any right to terminate the Merger Agreement pursuant to Section 7.01(b)(1) of the Merger Agreement until the day after the Section 7.01(b)(i) Waiver Expiration Date.

If you agree with the terms and conditions set forth herein, please acknowledge your acceptance thereof by signing in the space indicated below. Your signature also constitutes American Eco and Sub Acquisition Corp.'s representation and warranty that entering into this letter agreement has been authorized and approved by their respective Boards of Directors and that no further corporate approvals are required in connection therewith. Chempower also represents and warrants to you that its entering into this letter agreement has been authorized and approved by its Board of Directors and that no further corporate approvals are required in connection therewith.

As always, we have enjoyed working with you and appreciate your continued cooperation in working towards a successful consummation of the Merger. As contemplated by Section 5.06 of the Merger Agreement, we will cooperate with you in issuing promptly an appropriate press release disclosing our agreement with respect to the matters covered by this letter.

Very truly yours,

CHEMPOWER, INC.

By:/s/ Toomas J. Kukk
   -------------------
Toomas J. Kukk
Chairman, President and
Chief Executive Officer


                                                  AGREED AND ACCEPTED this 15th
                                                  day of January, 1997:

                                                  AMERICAN ECO CORPORATION


                                                  /s/ Michael E. McGinnis
                                                  -----------------------------
                                                  By: Michael E. McGinnis
                                                  Title: President and CEO

                                                  SUB ACQUISITION CORP.

                                                  /s/ Michael E. McGinnis
                                                  -----------------------------
                                                  By: Michael E. McGinnis
                                                  Title: President